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                                   Exhibit B
                                   ---------

                            Joint Filing Agreement
                            ----------------------

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of NationsRent, Inc. This Joint Filing Agreement shall be filed as an Exhibit to the Schedule 13D.



INVESTCORP S.A.

By:   /s/  Lawrence B. Kessler
     -------------------------------                       July 30, 1999
     Name: Lawrence B. Kessler
     Title:  Chief Administrative Officer


SIPCO LIMITED

By:   /s/  Lawrence B. Kessler
     -------------------------------                       July 30, 1999
     Name: Lawrence B. Kessler
     Title:  Director


NR HOLDINGS LIMITED

By:   /s/  Sydney J. Coleman
      -------------------------------                      July 30, 1999
     Name:  The Director Ltd.
     Title:  Director